EXHIBIT 99.1

Classover Enters Strategic Partnership with BitGo to Fast-Track Solana Treasury Initiatives

NEW YORK, NY / ACCESS Newswire / July 14, 2025 / Classover Holdings, Inc. (NASDAQ:KIDZ) (NASDAQ:KIDZW) (“Classover” or the “Company”), a leading provider of live, interactive online learning, announced today that it has entered into a Strategic Partnership  with BitGo, Inc., a global leader in institutional digital asset infrastructure, through the execution of a Memorandum of Understanding (MOU) between the two parties.

The objectives of the MOU are to formalize and establish details of a partnership aimed at integrating BitGo’s blockchain infrastructure into Classover’s platform and jointly exploring blockchain-based innovations.

The MOU acts as a roadmap for transitioning to more detailed and specific contracts. Such contracts would be aimed at allowing Classover to utilize BitGo’s regulated custody platform and other services to manage and scale its digital asset treasury, backed by a total potential financing capacity of up to $900 million dedicated to advancing its Solana (SOL) acquisition, signaling the start of a phased expansion into increasing SOL allocations, enhanced treasury governance and broader Solana-based financial innovation.

The goal of the strategic partnership is to strengthen mutual trust and facilitate the realization of synergistic value between the two companies. By integrating BitGo’s institutional-grade digital asset infrastructure with Classover’s long-term Solana-based roadmap, it is hoped that the collaboration will deliver a secure, scalable foundation for blockchain-native treasury operations.

"Classover’s Solana-centric strategy reflects leadership in institutional digital asset adoption." said Mike Belshe, CEO of BitGo. " As a strong and trusted partner to Classover, BitGo is honored to provide comprehensive digital asset services to support their vision. We will continue expanding the scope and impact of our collaboration."

“BitGo is the global benchmark for institutional digital asset services,” said Ms. Luo, CEO of Classover. “We believe this partnership will ultimately help strengthen our Solana-based treasury strategy but also open new pathways for both sides to explore more possibilities. We’re proud to take this first step with BitGo.”

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About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

About BitGo

BitGo is the world’s leading provider of institutional digital asset infrastructure, offering regulated custody, wallets, staking, trading, financing, and settlement services. Founded in 2013 with a focus on institutions, BitGo now supports over 2,000 clients across 90+ countries, including many of the industry’s largest exchanges, asset managers, and platforms. As a critical backbone of the digital economy, BitGo secures a significant share of global crypto transactions and remains at the forefront of trusted, compliant digital asset operations. For more information, please visit www.bitgo.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to enter into definitive agreements relating to the strategic partnership with BitGo, of which there is no assurance; Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the definitive proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Classover in connection with its previously consummated business combination with Battery Future Acquisition Corp. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Classover Holdings Inc.

ir@classover.com

800-345-9588

Source: Classover Holdings, Inc.

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